CUSIP No. 03782L101

EXHIBIT A

TRANSACTIONS EFFECTED SINCE THE FILING OF AMENDMENT NO. 41 TO THE SCHEDULE 13D

The below transactions in the Common Stock were traded in the ordinary course on the NASDAQ Stock Market.

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Qualified Master Fund, LP and effected the below transaction.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
07/25/2024	Purchase	5,041	$35.80	(1)
07/26/2024	Purchase	31,280	$37.54	(2)
07/29/2024	Purchase	144,442	$37.76	(3)
07/30/2024	Purchase	29	$35.95
07/30/2024	Purchase	57,152	$36.75	(4)
07/30/2024	Purchase	83,892	$37.12	(5)
07/30/2024	Purchase	3,370	$38.19	(6)
07/31/2024	Purchase	144,892	$36.73	(7)
07/31/2024	Purchase	5,108	$37.03	(8)

Abdiel Capital Advisors, LP serves as the investment manager of Abdiel Capital, LP and effected the below transaction.

Transaction Date	Transaction Type	Amount of Securities	Price Per Share
07/25/2024	Purchase	159	$35.80	(1)
07/26/2024	Purchase	1,220	$37.54	(2)
07/29/2024	Purchase	5,558	$37.76	(3)
07/30/2024	Purchase	1	$35.95
07/30/2024	Purchase	2,199	$36.75	(4)
07/30/2024	Purchase	3,227	$37.12	(5)
07/30/2024	Purchase	130	$38.19	(6)

(1)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $35.54 to $36.00. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(2)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $37.23 to $37.85. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(3)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $37.41 to $38.33. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(4)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $36.19 to $36.995. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(5)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $37.00 to $37.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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CUSIP No. 03782L101

(6)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $38.00 to $38.48. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(7)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $36.16 to $36.99. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

(8)

The price reported for the Common Stock is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $37.00 to $37.19. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the range set forth in this footnote.

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